QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated August 16, 2002 relating to the consolidated financial statements of Meridian Automotive Systems, Inc., and our reports dated August 16, 2002 relating to the consolidated financial statements of Cambridge Industries, Inc. and Leslie Metal Arts, Inc. We also consent to the use of our report dated August 16, 2002 on the Financial Statement Schedule for the three years ended December 31, 2001 when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial Data" in this amendment to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
October 3, 2002

QuickLinks

  Exhibit 23.1.1